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                                                                    EXHIBIT 10.9



                         FAB I BUILDING LEASE AGREEMENT


        THIS LEASE is entered into and made as of June 1, 2000 by and between UNION SEMICONDUCTOR TECHNOLOGY CORPORATION, a Delaware corporation ("Landlord"), and CRAY, INC., a Washington corporation ("Tenant").

                                   WITNESSETH:

        Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described premises, to have and to hold the same, with all appurtenances specified herein, for the term hereinafter specified.

1.) DESCRIPTION OF THE PROJECT, PREMISES, PERSONAL PROPERTY AND COMMON AREAS.

               (a) Project. The "Project" consists of a multi-building project located in Chippewa Falls, Wisconsin, consisting of approximately seven & 8/10 (7.8) acres of land and four (4) buildings commonly referred to as (i) the Cray Conference Center containing approximately 5,480 square feet ("Conference Center"), (ii) the Development/ I.C. Fab I Building containing approximately 90,260 square feet ("Fab I Building"), (iii) the I.C. Fab II Building containing approximately 42,335 square feet ("Fab II Building"), and (iv) the 890 Building containing approximately 4,033 square feet ("890 Building") (referred to herein individually as a "Building" and collectively as the "Buildings"). As of the Commencement Date, the parties agree that the total square footage of the Buildings located within the Project is 142,108 square feet. A site plan of the project is attached hereto as Exhibit A.

               (b) Premises. The "Premises" will include approximately the second floor and portions of the first floor and basement of the Fab I Building, located at 900 Lowater Drive, Chippewa Falls, Wisconsin, and consists of a total of 41,304 square feet. The 41,304 square feet includes 38,508 square feet used exclusively by Tenant and 2,796 square feet as Tenant's portion of shared common space with Landlord. A floor plan of the Premises is attached hereto as Exhibit
B. Landlord will occupy remaining portions of the Fab I Building, including the Fab I area on the first floor of the Fab I Building ("Fab I Area") and the New Tech Lab located within the basement of the Fab I Building ("NTL").

               (c) Personal Property. During the Term, Tenant shall have the right to use, and shall maintain and repair, all personal property of Landlord currently located in the Premises. Upon expiration or earlier termination of the Lease, said personal property shall remain in the Premises and Tenant shall no longer have the right to use the same. All such personal property shall be surrendered to Landlord in the same condition as on the Commencement Date (as hereinafter defined), subject to ordinary and reasonable wear and tear. During the Term, Landlord shall maintain and repair, and shall not remove, any furniture and fixtures owned by Landlord and located within the common areas that are made available for use by Tenant hereunder.

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               (d) Common Areas. Tenant shall have the non-exclusive right to use all common areas of the Project, including, without limitation, sidewalks, driveways, parking areas, recreational facilities and other amenities, in accordance with the terms of this Lease.

2.) TERM

               (a) The term of this Lease (the "Term") shall be for twenty-four
(24) months commencing on June 1, 2000 (the "Commencement Date") and ending on the second anniversary thereof (the "Expiration Date"), unless sooner terminated as provided in this Lease.

               (b) Landlord hereby grants to Tenant one (1) one year option to extend the Term upon the same terms and conditions of this Lease, except that Base Rent during such extended term shall be equal to one hundred five percent (105%) of the Base Rent payable during the last month of the then existing Term. Tenant may exercise any such option by delivering to Landlord written notice of exercise at least one hundred eighty (180) days prior to the end of the then existing Term. The Term may be extended at the end of the first extension for two (2) additional one year extensions, but only upon the written consent of both parties. The terms and conditions of this Lease, including the rent increase set forth above, shall apply during any such additional extensions.

3.) RENT

               (a) Base Rent. Tenant shall pay to Landlord, at the address listed in Section 25 below, Base Rent for the Premises in the amount of Three and 60/100 Dollars ($3.60) per square foot per year, which is equal to One Hundred Forty-Eight Thousand, Six Hundred Ninety-Four and 40/100 Dollars ($148,694.40), payable in equal monthly installments of Twelve Thousand Three Hundred Ninety-One and 20/100 Dollars ($12,391.20) in advance, on or before June 1, 2000 and continuing on or before the first day of each and every month thereafter throughout the Term. If the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Base Rent installment for such first or last fractional month shall be prorated accordingly, based on a thirty
(30) day calendar month. Tenant shall pay all Base Rent and all other amounts as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided herein, without abatement and without notice, demand, setoff or counterclaim.

               (b) Taxes, Project Expenses and Building Expenses. Tenant shall pay as additional rent Tenant's Project Proportionate Share (as defined below) of all Project Expenses (as defined below), Tenant's Taxes Proportionate Share (as defined below) of all Taxes (as defined below), and Tenant's Building Proportionate Share (as defined below) of all Building Expenses (as defined below), which shall accrue and be due and payable from and after the Commencement Date as provided hereinbelow.

                      (1) Definitions.

                             a. "Tenant's Building Proportionate Share" shall be
equal to the percentage determined by dividing the aggregate square footage of the Premises by the total



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square footage of the Fab I Building. As of the Commencement Date, Tenant's
Building Proportionate Share shall be equal to 61.5%. Tenant's Building Proportionate Share shall be subject to adjustment during the Term in the event of a reduction in the square footage of the Premises.

                             b. "Tenant's Taxes Proportionate Share" shall mean
the percentage determined by dividing the then existing square footage of the Premises by the total square footage of all of the Buildings within the Project. As of the Commencement Date, Tenant's Taxes Proportionate Share shall be equal to 29.1 %. Tenant's Taxes Proportionate Share shall be subject to adjustment during the Term in the event of a reduction in the square footage of the Premises or an increase in the total square footage of the Project.

                             c. "Tenant's Project Proportionate Share" shall
mean the percentage determined by dividing the number of Tenant's employees in the Project by the total number of employees in the Project, wherein the total number of employees in the Project is comprised of both Tenant's and Landlord's employees. As of the Commencement Date, Tenant's Project Proportionate Share shall be equal to 50.0%. Tenant's Project Proportionate Share shall be subject to adjustment during the Term in the event of an increase or reduction in the number of either Tenant's or Landlord's number of employees in the Project relative to the total number of employees in the Project by 10% or more.

                             d. "Taxes" shall mean all real estate taxes,
installments of special assessments, sewer charges, transit taxes, taxes based upon receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (excluding income, franchise, or other taxes based upon Landlord's income or profit, unless imposed in lieu of real estate taxes) which shall now or hereafter be levied, assessed or imposed against the Project and shall apply to said obligations at such time in which said obligations are accrued or levied. Taxes shall not include any additional taxes attributable to the improvement of any portion of the Project occupied by Landlord or any other occupants of the Project.

                             e. "Project Expenses" shall mean all of Landlord's
costs and expenses of operation and maintenance of the common areas of the Project, including, without limitation, the walkways, driveways, parking lots, landscaped areas and other amenities within the Project, as determined in accordance with generally accepted accounting principles or other recognized accounting practices, consistently applied, including costs (including attorneys' fees) incurred in connection with any good faith contest of Taxes; insurance premiums for the insurance required to be maintained by Landlord as provided herein and such other insurance as is otherwise typically maintained by owners of similar projects in the Chippewa Falls area; water, electrical and other utility charges serving the common areas of the Project (but excluding any charges for utilities serving any Building within the Project); fees and charges of any property manager or independent contractor who, under a contract with Landlord, maintains or repairs the Project (which shall not exceed the amount typically paid for property management of comparable properties in the Chippewa Falls area); landscape maintenance costs; costs for removal of trash and recyclables from exterior collection receptacles located within the Project; and costs for removal of snow from driveways, walkways and parking lots within the Project. Notwithstanding the preceding to the contrary, Project Expenses shall not include any costs



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incurred by Landlord in connection with the construction of any alterations, additions or improvements for the sole benefit of Landlord or other occupants of the Project; financing and refinancing costs, including interest on debts relating to mortgage loans and rental fees under any ground or underlying leases; business or income taxes; depreciation or amortization expense (except as provided below); costs in excess of the insurance deductible (which deductible shall in no event exceed $50,000.00) incurred by Landlord in connection with repairs and restorations following the occurrence of a casualty loss; leasing commissions and other costs of leasing incurred by Landlord; costs of restoring any Building or other improvements following a taking or transfer in lieu thereof; costs incurred by Landlord as a result of any improvements by Landlord required to cause the Project to comply with applicable laws, ordinances, building codes, rules or regulations; costs incurred as a result of the negligent or intentional acts of Landlord, other occupants of the Project or their respective employees, agents or contractors; and any costs which would be capitalized under generally accepted accounting principles (except as provided below). Except as otherwise provided above, and subject to Section 11 below, Project Expenses shall include the cost of necessary capital repairs and replacements to exterior common areas of the Project (excluding any Buildings), which shall be amortized monthly over the useful life of the capital item on a straight-line basis during the Term.

                             f. "Building Expenses" shall mean all of Landlord's
costs and expenses of operation and maintenance of the Fab I Building (excluding any Project Expenses) as determined in accordance with generally accepted accounting principles or other recognized accounting practices, consistently applied, including, without limitation, all costs and expenses incurred by Landlord in performing its obligations under Sections 7(a) and 10(b) below; costs incurred in providing card-key access to the Fab I Building; and costs of security services for common areas of the Fab I Building. Notwithstanding the preceding to the contrary, Building Expenses shall not include any costs incurred by Landlord in connection with the construction of any alterations, additions or improvements for the sole benefit of Landlord or other occupants of the Building or Project; financing and refinancing costs, including interest on debts relating to mortgage loans and rental fees under any ground or underlying leases; business or income taxes; depreciation or amortization expense (except as provided below); costs in excess of the insurance deductible (which deductible shall in no event exceed $50,000.00) incurred by Landlord in connection with repairs and restorations following the occurrence of a casualty loss; leasing commissions and other costs of leasing incurred by Landlord; costs of restoring any Building or other improvements following a taking or transfer in lieu thereof; costs incurred by Landlord as a result of any improvements required to cause the Fab I Building to comply with applicable laws, ordinances, building codes, rules or regulations; costs incurred as a result of the negligent or intentional acts of Landlord, other occupants of the Project or their respective employees, agents or contractors; and any costs which would be capitalized under generally accepted accounting principles (except as provided below). Except as otherwise provided above, and subject to Section 11 below, Building Expenses shall include the cost of necessary capital repairs and replacements to the Fab I Building, which shall be amortized monthly over the useful life of the capital item on a straight-line basis during the Term.

                      (2) Payment of Taxes. Tenant shall pay to Landlord Tenant's Taxes Proportionate Share of all Taxes on or before the later of (i) the twentieth (20th) day prior to the date the applicable Taxes are due and payable or (ii) the tenth (10th) day following Landlord's



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written demand therefor (which demand shall be accompanied by a copy of the related tax bill or other accurate statement of the amount of the Taxes). If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then Tenant's Project Proportionate Share of Taxes for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year. Subject to the foregoing and subject to rights of Landlord to contest or dispute Taxes, Landlord shall pay the Taxes to the applicable taxing authority(ies) on or before the date they are due and payable.

                      (3) Payment of Project Expenses and Building Expenses.

               (a) Landlord shall deliver to Tenant a written estimate of the Project Expenses and Building Expenses and the portion payable by Tenant for the ensuing year or portion thereof. On or before the first day of each month during the Term, Tenant shall pay such estimated amount of Tenant's annualized share of such Project Expenses and Building Expenses in twelve (12) equal monthly installments, in advance. Following the expiration of each calendar year, Landlord shall furnish Tenant a statement showing in reasonable detail the actual Project Expenses and Building Expenses for the preceding calendar year. Within thirty (30) days after service of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between Tenant's actual proportionate share of Project Expenses and Building Expenses for the preceding calendar year and the amount of Project Expenses and Building Expenses paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then Tenant's proportionate share of Project Expenses and Building Expenses for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year. Subject to the foregoing obligation of Tenant to pay Tenant's proportionate share of Project Expenses and Building Expenses, Landlord shall pay the Project Expenses and Building Expenses on or before the date they are due and payable. Tenant or its accountants shall have the right to inspect, at reasonable times and locations and in a reasonable manner, during the ninety
(90) day period following the delivery of Landlord's statement of Project Expenses and Building Expenses for a given calendar year, such of Landlord's books and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof; unless Tenant takes written exception to any item within ninety (90) days after the furnishing of the statement, such statement shall be considered as final and accepted by Tenant; if Tenant shall dispute any item or items included in the determination of Landlord's Project Expenses and Building Expenses for a given calendar year, and such dispute is not resolved by the parties hereto within sixty (60) days after the date on which Tenant gives written notice to Landlord of the disputed items, then either party may, within thirty (30) days thereafter, request that a firm of certified public accountants mutually selected by Landlord and Tenant render an opinion as to whether or not the disputed item or items may properly be included in the determination of Landlord's Project Expenses and Building Expenses for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto; the fees and expenses incurred in obtaining such an opinion shall be borne by Tenant unless Landlord's statement contains errors aggregating more than five percent (5%) of the Project Expenses and Building Expenses.



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               (b) Service Charge. Any sum not paid within thirty (30) days of the due date therefor shall bear interest at a rate equal to the greater of eighteen percent (18%) per annum or the then-current prime rate (as listed in the "Money Rates" section of the Wall Street Journal) plus two percent (2%) per annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.

4.) TENANT FINISH IMPROVEMENTS

        Tenant accepts the Premises in "AS IS, with all faults" condition, with no representations or warranties of any kind by or on behalf of Landlord with regard to the Premises. Landlord shall have no obligation to construct any tenant improvements or make any other changes to the Premises except as expressly provided herein.

5.) CABLE PLANT

               (a) Tenant shall have the right, at its sole expense, to maintain and to exclusively use all existing cable plant and any related facilities and equipment located within the Fab I Building and the common areas of the Project. Tenant shall have the right to use such cable plant and such related facilities and equipment in the same manner in which the previous Tenant used the same after the sale and transfer of the Project from the previous Tenant to Landlord.

               (b) During the Term, Tenant shall have the right to access and exclusively use the computer room (B04) located in the basement of the Fab I Building. Tenant shall have the right to use such room and related facilities and equipment in the same manner in which the previous Tenant used the same after the sale and transfer of the Project from the previous Tenant to Landlord.

               (c) Within the first sixty (60) days of the Term, Landlord and Tenant shall meet and confer for purposes of reaching agreement on the location of voice and data closets ("I/S Closets") supporting their respective premises within the Fab I Building during the Term. Until such time as the parties have established the location of Tenant's I/S Closets for the remaining Term, Tenant shall have the right to access and exclusively use the then existing I/S Closets located within the Building. Upon reaching agreement with regard to the location of Tenant's I/S Closets for the remaining Term, Tenant shall have the right to access and exclusively use the same during the Term.

6.) USE OF THE PREMISES

               (a) Specific Use. The Premises shall be used exclusively for purposes of general, administrative and sales office, research and development, training, and for any other lawful purpose incidental thereto, and shall not be used for any other purpose.

               (b) Covenants Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:



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                      (1) Tenant shall use the Premises and conduct its business thereon and throughout the Project in a safe, careful, reputable and lawful manner; shall keep and maintain the Premises in as good a condition as they were on the Commencement Date, subject to ordinary and reasonable wear and tear, and shall make all necessary repairs to the Premises other than those which Landlord is obligated to make as provided elsewhere herein.

                      (2) Tenant shall not commit, nor allow to be committed, in, on or about the Premises or the Project, any act of waste, including any act which might deface, damage or destroy the Fab I Building, Project or any part thereof; use or permit to be used on the Premises any equipment or other thing which might cause injury to person or property; permit any objectionable or offensive noise or odors to be emitted from the Premises.

                      (3) Tenant shall not overload the floors of the Premises beyond their designed weightbearing capacity.

                      (4) Tenant shall not use the Premises, nor allow the Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Project or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may require Tenant to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

               (c) Compliance with Laws. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at Tenant's sole expense, comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other governmental agency thereof having jurisdiction over and relating to the use of the Premises; provided, however, that Landlord shall be required to make any improvements or alterations to the Premises required to comply with any such laws, statutes, ordinances, rules, regulations or orders unless such repairs are required as a result of Tenant's specific use or improvement of the Premises from and after the Commencement Date. Without limiting the generality of the foregoing, Tenant shall pay the cost of ADA compliance for the Building or affected portion thereof if occasioned solely by Tenant's use or improvements.

               (d) Compliance with Project Rules and Regulations. Landlord and Tenant shall comply with and conform to the rules and regulations attached to this Lease, made a part hereof and marked Exhibit C.

               (e) Compliance with Zoning. Tenant knows the character of its operation in the Premises and that applicable zoning ordinances and regulations are of public record. Tenant shall have sole responsibility for its compliance therewith, and Tenant's inability so to comply shall not be cause for Tenant to terminate this Lease.



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7.) UTILITIES AND OTHER BUILDING SERVICES

               (a) Services to be Provided. Landlord shall furnish Tenant with the following utilities and building services to the extent reasonably necessary for Tenant's use and occupancy of the Premises or as may be required by law or directed by governmental authority:

                      (1) Heating, ventilation, and air conditioning;

                      (2) Electricity for lighting and operating business machines and equipment in the Premises; and

                      (3) Water for lavatory and drinking purposes.

               (b) Additional Services. If Tenant uses any other utilities or building services in addition to those identified above or uses any of the above utilities or building services in frequency, scope, quality or quantities greater than normally required by Landlord within the Fab I Building, then the incremental cost thereof shall be borne by Tenant. If Landlord or any other tenant of the Fab I Building uses any other utilities or building services in addition to those identified above or uses any of the above utilities or building services in frequency, scope, quality or quantities greater than normally required by Tenant, then the incremental cost thereof shall be borne by Landlord or such other tenant and excluded from Project Expenses and Building Expenses. All utilities for the FAB I Area and NTL shall be separately metered, borne by Landlord and excluded from Project Expenses and Building Expenses, and the proportions of the parties' respective allocation of Building Expenses shall be adjusted to reflect such separate metering.

               (c) Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or building services identified above may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption unless caused by the gross negligence or willful misconduct of Landlord shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant in damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

8.) PARKING

        Tenant and its employees, agents, contractors, invitees and guests shall have the non-exclusive right to park vehicles in the parking areas of the Project on an undesignated basis at no additional charge to Tenant or its employees, agents, contractors, invitees and guests.

9.) SIGNS

        Landlord and Tenant shall mutually agree on the signage to be retained or installed by Tenant in the Project from and after the Commencement Date. Tenant shall not inscribe, paint,



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affix or display any additional signs, advertisements, or notices without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Upon the expiration or early termination of this Lease, Tenant shall remove all of its signs and shall repair and restore any damage or injury in connection therewith, at Tenant's sole expense. Landlord shall have the right to erect and/or otherwise install such signage as may be reasonably required by Landlord including the right to use the existing boulevard pedestal located immediately north of the main entrance driveway to the Fab I Building, provided that such signage complies with city ordinances and other applicable laws and regulations. Landlord shall pay all costs and expenses for Landlord's signage.

10.) REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

               (a) Repair and Maintenance of Project. Landlord shall maintain and repair the exterior common areas and facilities of the Project, including, without limitation, maintenance and repair of walkways, driveways, parking lots and landscaped areas; removal of trash and recyclables from exterior collection receptacles located within the Project; and removal of snow from driveways and parking lots within the Project.

               (b) Repair and Maintenance of Building. Landlord shall keep and maintain in good order, condition and repair the roof, roof membrane, exterior and interior load-bearing walls (including any plate glass windows comprising a part thereof), foundation, basement, and electrical and plumbing systems serving the Fab I Building (collectively, "Building Systems"), excluding any Building Systems located within or serving exclusively the Fab I Area or NTL; maintain and repair the HVAC equipment serving the Fab I Building, excluding chillers or other HVAC equipment serving exclusively the Fab I Area or NTL or installed for the sole purpose of operating trade fixtures and/or equipment located therein; maintain all elevators located within the Fab I Building; periodically wash exterior windows of the Fab I Building; replace all lamps, bulbs, starters and ballasts within the Fab I Building, excluding the Fab I Area and NTL and personal lamps of Tenant's employees; perform janitorial services within common areas of the Fab I Building, excluding the Fab I Area and NTL and such other portions of the Fab I Building occupied by Landlord or other occupants; and provide vending and coffee services within the common areas of the Fab I Building (which shall be billed in accordance with Tenant's Project Proportionate Share which is equal to 50% as of the Commencement Date)

               (c) Repair and Maintenance of Premises. Except as provided in Sections 10(a) and 10(b) hereof, Tenant shall, at its own expense, keep and maintain the Premises in good order, condition and repair at all times during the Term, subject to damage by casualty loss and Tenant shall promptly repair all damage to the Premises and replace or repair all damaged or broken furniture, fixtures, equipment and appurtenances with materials equal in quality and class to the original materials, and within any reasonable period of time. If in any one event the cost of such repair or replacement is estimated to exceed Ten Thousand and no/100 Dollars ($10,000.00), then such repair or replacement shall be subject to the reasonable approval of Landlord. If Tenant fails to do so, Landlord may, but need not make such repairs and replacements, and Tenant shall pay Landlord the cost thereof within thirty (30) days following Landlord's written demand therefor, plus an amount equal to fifteen percent (15%) of any costs



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or expenses paid by Landlord, in order to reimburse Landlord for overhead, general conditions, fees and other costs and expenses arising from Landlord's actions or involvement.

               (d) Alterations or Improvements. During the Term, Tenant shall have the right to make such alterations, additions or improvements to the Premises ("Improvements") as deemed necessary or desirable by Tenant, provided that such Improvements are constructed in accordance with the terms and conditions of this subsection (d); provided, however, Tenant shall not make any Improvements of a structural nature without obtaining Landlord's prior written consent. At the time Tenant desires to make any Improvements with a cost in excess of Ten Thousand and no/100 Dollars ($10,000.00), Tenant shall submit (i) a general plan or layout to Landlord for Landlord's review; (ii) an indication of any Structural Improvements which require Landlord's consent; and (iii) an express written notice that Landlord must notify Tenant within twenty (20) days if Landlord will require Tenant to remove such Improvements prior to the Expiration Date. Within fifteen (15) days following receipt of such plan and notice, Landlord shall notify Tenant in writing if Landlord objects to any such Improvements, in which case Tenant may not proceed, and/or if Landlord will require Tenant to remove such Improvements prior to the Expiration Date ("Removal Notice"). Tenant shall not have the right to make any Improvements to or on the common areas of the Project. All Improvements shall be made in compliance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Premises. Tenant shall promptly pay all costs attributable to such Improvements and shall indemnify, defend and hold harmless Landlord from and against any mechanic's liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Project caused during the construction of such Improvements. Landlord shall give proper notice to Tenant of any possible claim with respect to which Tenant's obligation to indemnify, defend and hold harmless Landlord may apply and Tenant shall have the right to defend any such claim with counsel of Tenant's choosing reasonably acceptable to Landlord. All Improvements made by Tenant to the Premises during the Term shall remain the property of Tenant and Tenant shall be entitled to all depreciation and amortization of costs in connection therewith. All property taxes attributable to such Improvements will be paid by Tenant and not included in Building Expenses. Prior to surrender of the Premises to Landlord, Tenant shall remove any Improvements identified by Landlord for removal in the Removal Notice and, at Landlord's request provided at least fifteen (15) days prior to the Expiration Date or earlier termination of the Lease, such other Improvements constructed by Tenant during the Term which were not submitted to Landlord for its prior review. Any damage caused by such removal shall be repaired at Tenant's cost and expense. Notwithstanding the preceding to the contrary, Tenant shall have no obligation to remove any Improvements that existed on the Commencement Date, or any Improvements that Tenant installed during the Term and which Landlord did not identify for removal following Landlord's review of the general plans. In the event Tenant so fails to remove any Improvements that Tenant is obligated to remove, Landlord may have same removed and the Premises so repaired at Tenant's expense.

               (e) Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense during the Term, such as movable partitions, counters, shelving, showcases, mirrors and the like may, and, at the request of Landlord, shall be removed on the Expiration

Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repair at its own expense any and all damage to the Premises resulting from the original installation of and subsequent removal of such trade fixtures. If Tenant fails so to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired at Tenant's expense. Any such work shall be conducted in a manner consistent with subsection (d) above.

               (f) Cabling. During the Term, Tenant shall have the right to install such cabling in the Premises as deemed necessary or desirable by Tenant, subject to the terms of this subsection (f). At the time Tenant desires to install any such cabling, Tenant shall submit (i) a general plan or layout to Landlord for Landlord's review and (ii) an express written notice that Landlord must notify Tenant within twenty (20) days if Landlord will require Tenant to remove such cabling prior to the Expiration Date. If, within fifteen (15) days following receipt of such plan and notice, Landlord notifies Tenant in writing that Landlord will require Tenant to remove such cabling prior to the Expiration Date, then Tenant shall remove such cabling identified by Landlord prior to the Expiration Date or earlier termination of the Lease. If Tenant fails to provide such plan and notice to Landlord prior to installation of the cabling, then Tenant shall be required to remove such cabling prior to the Expiration Date or earlier termination of the Lease, unless otherwise notified in writing by Landlord. If Tenant provided said plan and notice, but Landlord does not notify Tenant, then upon the Expiration Date or earlier termination of this Lease, such items shall be deemed to be part of the realty and the property of Landlord (and shall not be removed or disabled by Tenant). If Landlord so notifies Tenant to remove any or all of such items, and Tenant fails to remove the same upon the expiration or earlier termination of this Lease, then Landlord may have the same removed at Tenant's expense. Any such work shall be conducted in a manner consistent with subsection (d) above.

11.) FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

               (a) Substantial Destruction of the Building. If the Fab I Building is substantially destroyed (which, as used herein, means destruction or damage to at least seventy-five percent (75%) of the Fab I Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within sixty (60) days of such casualty. In such event, Base Rent and Additional Rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

               (b) Substantial Destruction of the Premises. If the Premises are substantially destroyed (which, as used herein, means destruction or damage to at least seventy-five percent (75%) of the Premises), or rendered wholly untenantable for the purpose for which they were leased, by fire or other casualty whether or not the Fab I Building is substantially destroyed as provided above, then the parties hereto shall have the following options:

                      (1) Tenant may elect to terminate the Lease or to require that the Premises be reconstructed and restored, at Landlord's expense, to substantially the same condition as the Premises existed prior to the casualty, except for repair or replacement of Tenant's Improvements, Tenant's personal property, equipment and trade fixtures, which shall remain Tenant's responsibility. In the event that Tenant requires that the Premises be reconstructed and restored, Landlord shall not be required to expend for reconstruction and restoration any amount in excess of insurance proceeds received by Landlord as a result of such casualty loss. This option shall be exercised by Tenant giving written notice to Landlord within sixty (60) days after the date of the casualty, and this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions and covenants as are contained herein. Base Rent and Additional Rent shall be equitably abated as of the date of such casualty.

                      (2) If the casualty occurs during the last twelve (12) months of the Term, either party shall have the right and option to terminate its Lease as of the date of the casualty, which option shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty.

               (c) Partial Destruction of the Premises.

                      (1) If the Premises are rendered partially untenantable for the purpose for which they were leased (which, as used herein, means the Premises are less than substantially destroyed, as defined in Section 11(b) above) by fire or other casualty, then such damaged part of the Premises shall be reconstructed and restored at Landlord's expense to substantially the same condition as it was prior to the casualty, except for repair or replacement of Tenant's Improvements, Tenant's personal property, equipment and trade fixtures, which shall remain Tenant's responsibility. Base Rent and Additional Rent shall be equitably abated as of the date of such casualty in proportion to the ratio between the number of square feet which is untenantable compared to the aggregate number of square feet comprising the Premises. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred twenty (120) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

                      (2) If the casualty occurs during the last six (6) months of the Term, either party shall have the right and option to terminate its Lease as of the date of the casualty, which option shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty.

               (d) Casualty Insurance.

                      (1) Landlord shall at all times during the Term, carry, as a Project Expense, a "Special Forms and Extended Perils" property insurance policy insuring the Project, including the Fab I Building, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage endorsement) for the full replacement cost thereof; provided, however, that Landlord shall not be obligated to insure against any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may have constructed within the Premises. Such policy shall provide coverage against physical loss, damage and theft and the perils of fire and extended coverage, including, without limitation, theft, vandalism, malicious mischief, explosion, collapse and underground hazards, sprinkler leakage, water damage, storms, subsidence, sinkhole collapse, landslide, and debris removal. Such property insurance must be from insurance companies rated at least A:X in the latest Best's Insurance Guide. Upon request, Landlord shall furnish to Tenant a certificate evidencing the existence of such insurance coverage and endorsements to such coverage. If changes to Tenant's use or operation on the Premises, or any alterations or improvements made by Tenant pursuant to the provisions of Section 10(c) hereof result in an increase in the premiums charged during the Term on the casualty insurance carried by Landlord on the Project, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being billed therefor. If changes to Landlord's use or operation within Project, or any alterations or improvements made by Landlord (and not on Tenant's behalf) result in an increase in the premiums charged during the Term on the casualty insurance carried by Landlord on the Project, then the cost of such increase in insurance premiums shall be borne by Landlord, and said increase shall be excluded from Project Expenses for purposes of this Lease.

                      (2) Tenant shall at all times during the Term, carry, at its own expense, property insurance covering its personal property and trade fixtures installed by or paid for by Tenant or any additional improvements which Tenant may construct on the Premises, which coverage shall be no less than replacement value. Tenant shall furnish Landlord with a certificate evidencing that such coverages are in full force and effect. Such coverages shall not be canceled or amended on less than thirty (30) days notice to Landlord.

               (e) Waiver of Subrogation. This Section 11(e) shall govern any contrary or inconsistent provisions of this Lease. Landlord and Tenant hereby release, and shall cause their respective insurance companies to waive all rights of recovery against, each other and each other's employees, agents, customers and invitees from any and all liability for any loss, damage or injury to property occurring in, on or about or to the Premises or Project, improvements to the Project or personal property within the Project, by reason of fire or other casualty which are covered by applicable standard fire and extended coverage insurance policies.

12.) GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

               (a) At all times during the Term, Landlord and Tenant shall each carry, at its own expense, for the protection of the other party, one or more policies of general liability insurance with one or more insurance companies rated A:X or better in Best's Insurance Guide, providing minimum coverages of $2,000,000 combined single limit for bodily injury and property damage per occurrence and location with $5,000,000 aggregate coverage. Such general liability insurance shall include a separation of insureds/cross liability endorsement, broad form property damage coverage and afford coverage for "personal injury" liability. At all times during the Term, Landlord and Tenant shall each carry comprehensive automobile liability insurance covering all owned, non-owned and hired automobiles, with limits of not less than $1,000,000 in primary coverage per accident for both bodily injury and property damage liability. All such insurance policy or policies shall name the other party as additional insureds and shall provide that they may not be canceled or materially changed on less than thirty (30) days prior written notice to the other party. Each party shall furnish the other with certificates of insurance evidencing such coverages prior to the Commencement Date and prior to the date of renewal. Should any party fail to carry such insurance and/or furnish to the other party within ten (10) days following such other party's request a certificate of insurance evidencing such coverage, such other party shall have the right to obtain such insurance and collect the cost thereof from the non-performing party, in which event the non-performing party shall reimburse such other party for the cost of such coverage within thirty (30) days following such other party's written demand therefor. Each party shall also provide the other with certificates evidencing workers' compensation insurance coverage as required by law and employer's liability coverage for injury, disease and death, with coverage limits of not less than $1,000,000 per accident. The insurance coverages required hereby shall be deemed to be additional obligations of each party and shall not be a discharge or limitation of such party's indemnity obligations contained hereinbelow.

               (b) Except for any loss, damage, or injury to person or property caused by the negligence or intentional misconduct of Landlord or its agents, employees, contractors, invitees or guests, Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and hold it harmless from, any and all liability for any loss, damage or injury to person or property, arising out of use, occupancy or operations of Tenant and occurring in, on or about the Project, and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Landlord shall give prompt written notice to Tenant of the occurrence of any loss, damage, or injury to which Tenant's duty to indemnify and hold harmless the Landlord may pertain and Tenant shall have the right to defend any claim asserted by any party with respect to such loss, damage, or injury through counsel of Tenant's selection.

               (c) Except for any loss, damage, or injury to person or property caused by the negligence or intentional misconduct of Tenant or its agents, employees, contractors, invitees or guests, Landlord shall be responsible for, shall insure against, and shall indemnify Tenant and hold it harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the common areas and facilities for the Project and the use, occupancy or operations of Landlord and occurring in, on or about any portion of the Project, and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Tenant shall give prompt written notice to Landlord of the occurrence of any loss, damage, or injury to which Landlord's duty to indemnify and hold harmless the Tenant may pertain and Landlord shall have the right to defend any claim asserted by any party with respect to such loss, damage, or injury through counsel of Landlord's selection.

13.) EMINENT DOMAIN

        If the whole or any part of the Premises or Project (including parking areas) shall be taken for public or quasipublic use by a governmental authority under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises as a result of such taking. If a part of the Premises or Project shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. Tenant shall not have the right to assert a claim against the governmental authority exercising its power of eminent domain based upon the value of Tenant's leasehold interest. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property.

14.) LIENS

        If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant (other than Landlord), any mechanic's lien or other lien shall be filed against the Premises or the Project for work performed by or on behalf of Tenant (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within a reasonable time, not to exceed sixty (60) days after the date of filing thereof, and shall also defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, cost and expenses, including attorneys' fees, resulting therefrom or by reason thereof. If such lien is not discharged of record within sixty (60) days after the date of filing thereof, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees and Landlord's Costs) incurred by Landlord in connection with such lien.

15.) RENTAL, PERSONAL PROPERTY AND OTHER TAXES

               (a) Tenant shall pay before delinquency any and all taxes, assessments, fees or charges (hereinafter referred to as "taxes"), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operation in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant's liability therefor is finally determined, provided Tenant furnishes Landlord with reasonably acceptable security from which may be satisfied any judgment arising from such taxes.

               (b) If any tenant improvements made by Tenant during the Term or any of Tenant's trade fixtures or equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other space in the Project is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Project or other property of Landlord by reason of such excess assessed valuation.

16.) ASSIGNMENT AND SUBLETTING

        Tenant may not assign or otherwise transfer its interest in this Lease or sublet the Premises or any part thereof without the prior written consent of Landlord, which Landlord may refuse in its sole discretion. Tenant shall notify Landlord thirty (30) days in advance of its intent to transfer, assign or sublet all or any portion of the Premises and shall, at the time Tenant requests Landlord's approval, provide Landlord with financial information on the proposed assignee or subtenant. In any event, Tenant shall reimburse Landlord for fees and expenses incurred by Landlord (including expert and attorneys' fees) in reviewing any proposed assignment or subletting. In the event of any such assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant delivers to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease. Upon the occurrence of an event of default after the expiration of any applicable notice and cure period herein, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. Any rents received by Tenant from the assignment or subletting of the Premises which exceed rents payable by Tenant hereunder shall be immediately paid to Landlord as additional compensation. Landlord shall, at its option, have the right to recapture all or any part of the Premises Tenant proposes to assign or sublet upon notice from Tenant of its intent to assign or such sublet part of the Premises. Notwithstanding the preceding to the contrary, Tenant shall have the right, without the prior written consent of

Landlord, to transfer or assign the Lease or sublet the Premises to any entity controlling, controlled by or under the common control of Tenant or in connection with a sale of stock, merger or sale of substantially all of the assets of Tenant.

17.) SUBORDINATION OF LEASE TO MORTGAGES

        This Lease shall be subject and subordinate to any mortgage or similar encumbrances, including ground or underlying leases, whether presently existing or hereafter voluntarily placed upon the Project or the Premises, including any renewals, extensions or modifications thereof, provided that, with respect to any such encumbrances hereafter placed on the Project or Premises, the holder of such encumbrance enters into a non-disturbance and attornment agreement with Tenant in a customary form, including, among other provisions, an agreement that Tenant's possession of the Premises will not be disturbed in the event of mortgage foreclosure or other similar exercise of remedies, so long as Tenant is not in default hereunder after the expiration of any applicable notice and cure periods. Tenant shall, at Landlord's request, execute and deliver within ten
(10) days to Landlord, without cost, a subordination, non-disturbance and attornment agreement for purposes of confirming the subordination of this Lease.

18.) DEFAULTS AND REMEDIES

               (a) Default by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

                      (1) Tenant shall fail to pay any installment of Base Rent within ten (10) days after it is due or shall fail to pay any Project Expenses, Building Expenses, Taxes or additional rent within ten (10) days after written notice that the same is past due;

                      (2) Tenant shall fail to perform or observe any other term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty day period and thereafter diligently completes the same;

                      (3) Tenant shall abandon the Premises; or

                      (4) Tenant declares bankruptcy, is declared bankrupt, makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

               (b) Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 18(a) hereof, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

                      (1) Landlord may reenter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default.

                      (2) Landlord may terminate this Lease as of the date of such default, in which event: (A) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (B) Landlord may reenter the Premises and dispossess Tenant or any other occupants of the Premises by summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (C) notwithstanding the termination of this Lease, Landlord may relet all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent reletting of the Premises, for the period which would otherwise have constituted the balance of the Term, together with all of Landlord's costs and expenses for preparing the Premises, for reletting, including all repairs, tenant finish improvements, marketing costs, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, reentry and reletting, it being expressly understood and agreed that the liabilities and remedies specified above shall survive the termination of this Lease.

                      (3) Landlord may terminate Tenant's right of possession of the Premises and may repossess the Premises by unlawful detainer action, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord fails to so relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the rent which would have been due under this Lease for the balance of the Term or exercised renewal period as such rent shall become due and payable hereunder from time to time during the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the rent provided for in this Lease.

                      (4) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

        Any agreement for an extension of the Term or any additional period thereafter shall not thereby prevent Landlord from terminating this Lease for any reason specified in this Lease. If any such right of termination is exercised by Landlord during the Term or any extension thereof, Tenant's right to any further extension shall thereby be automatically canceled. Any such right of termination of Landlord contained herein shall continue during the Term and any subsequent extension hereof.

               (c) Default by Landlord and Remedies of Tenant. It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty day period and thereafter diligently completes the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder.

               (d) NonWaiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provisions. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default of breach. The receipt of rent by Landlord at a time after rent is due under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

               (e) Attorney's Fees. If Tenant defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due or the recovery of possession of the Premises in the hands of an attorney, or if Landlord incurs any fees or out-of-pocket costs in any litigation, negotiation or transaction in which Tenant causes Landlord (without Landlord's fault) to be involved or concerned, Tenant agrees to reimburse Landlord for the attorney's fees and costs incurred thereby, whether or not suit is actually filed.

19.) BANKRUPTCY OR INSOLVENCY

               (a) If either party shall file a petition in bankruptcy or for a reorganization or arrangement or other relief under the United States Bankruptcy Code or any similar statute, or if any such proceeding shall be filed against either party and is not dismissed or vacated within sixty (60) days after its filing, or if a court having jurisdiction shall issue an order or decree appointing a receiver, custodian or liquidator for a substantial part of the property of either party which decree or order remains in force undischarged and unstayed for a period of sixty (60) days, or if either party shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due, the other party may terminate this Lease upon five days written notice.

               (b) Except as otherwise expressly provided in this Lease, neither party shall be required to accept performance under this Lease from any person, including, without limitation, owner or manager, as the case may be, should it become a debtor in possession under the United States Bankruptcy Code, or any trustee of either appointed under the United States Bankruptcy Code and any assignee of such party or trustee, other than the other party.

20.) ACCESS TO THE PREMISES

        Landlord, its employees and agents and any mortgagee of the Project shall have the right to enter any part of the Premises following at least twenty-four (24) hours' written notice (except in the event of an emergency, in which case only such notice as is reasonably possible shall be required) for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants (during the last six months of the Term) and for making such repairs, alterations or improvements to the Premises or the Project as Landlord may deem necessary or desirable. Notwithstanding anything to the contrary herein contained, Landlord agrees that it shall not unreasonably interfere with the use of the Premises by Tenant and shall use diligent and good faith efforts to preserve all confidentiality of Tenant. Tenant shall have the right to require that any Landlord or any of its representatives be accompanied by a representative of Tenant during any such entry. If (i) Landlord is unable to timely gain access to the Premises due to Tenant's security or other reasons within Tenant's control, and (ii) Landlord incurs loss or damage as a result thereof (e.g., damage caused by a ruptured pipe), then Tenant shall be obligated to reimburse Landlord within ten (10) days after demand for any such loss or damage to the extent insurance proceeds are not recovered by Landlord for the same.

21.) SURRENDER OF PREMISES

        Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all keys, access cards, alterations, improvements, and other property as provided elsewhere herein, in broom clean condition and in good order, condition and repair, except for ordinary wear and tear, damage created by casualty loss and damage which Tenant is not obligated to repair. If Tenant fails to so surrender the Premises to Landlord, Landlord may restore the Premises to such condition at Tenant's expense, which shall be payable upon demand. Subject to the provisions of
Section 10(e) hereof, upon such expiration or termination Tenant's trade fixtures, furniture and equipment shall remain Tenant's property, and Tenant shall have the right to remove the same prior to the expiration or earlier termination of this Lease. Tenant shall promptly repair any damage caused by any such removal. Any of Tenant's trade fixtures, furniture or equipment not so removed shall be considered abandoned and may be retained by Landlord or be destroyed or disposed of at Tenant's expense.

22.) HOLDING OVER

        If Tenant remains in possession of the Premises without the written consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant at will subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that the Base Rent shall be increased to 125% of the last current Base Rent. Tenant shall vacate and surrender the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. No holding over by Tenant, whether with or without the written consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

23.) QUIET ENJOYMENT

        If and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall at all times during the term hereof have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord. The foregoing is subject to the rights of any mortgages, underlying leases or other matters of record to which this Lease is or may become subject, provided that any such mortgagees or lessor shall be required to provide Tenant with a nondisturbance agreement allowing Tenant to remain in the Premises under the terms of this Lease in the event of a default under the mortgage by Landlord.

24.) NOTICE AND PLACE OF PAYMENT

               (a) All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord at the address set forth below or any other address Landlord may specify from time to time by written notice given to Tenant.

               (b) All payments required to be made by Landlord to Tenant shall be delivered or mailed to Tenant at the address set forth in Section 24(c) hereof or at any other address within the United States as Tenant may specify from time to time by written notice given to Landlord.

               (c) Any notice, demand or request required or permitted to be given under this Lease or by law shall be deemed to have been given if reduced to writing and mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice, demand or request at the address set forth below or at such other address as Landlord or Tenant may specify from time to time by written notice. When delivering such notice, demand or request shall be deemed to have been given as of the date it was so delivered.

        To Tenant:                    Cray, Inc.
                                      P. O. Box 6000
                                      Chippewa Falls, WI  54729
                                      Attn: Bill Howard

        To Owner:                     Union Semiconductor Technology Corporation
                                      15301 Highway 55 West
                                      Plymouth, Minnesota 55447

                                      Attn: Erik Berger

25.) MISCELLANEOUS GENERAL PROVISIONS

               (a) Payments Deemed Rent. Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated "rent" or "additional rent" and whether or not they are to be periodic or recurring, shall be deemed rent or additional rent for purposes of this Lease; and any failure to pay any of same as provided in
Section 18(a) hereof shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant's obligation to pay rent. Tenant's obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any holdover period.

               (b) Estoppel Letters. Tenant shall, within ten (10) days following written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement in a form provided by Landlord certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed), and (iv) such further matters regarding this Lease and/or the Premises customarily included in estoppel letters or certificates as may be reasonably requested by Landlord, provided that disclosure of confidential information by Tenant shall not be required. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Project. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

               (c) Memorandum of Lease. If requested by Landlord or Tenant, a memorandum of lease, containing the information required by applicable law concerning this Lease shall be prepared, executed by both parties and filed for record in the office of the county recorder in Chippewa County, Wisconsin.

               (d) Claims for Fees. Each party hereto shall indemnify and hold harmless the other party for any and all liability incurred in connection with the negotiation or execution of this Lease for any real estate broker's commission or finder's fee which has been earned by a real estate broker or other person on such party's behalf. Each party represents to the other that each party has retained corporate real estate advisors and that each party shall be responsible for the fees of their own advisors.

               (e) Applicable Law. This Lease and all matters pertinent thereto shall be construed and enforced in accordance with the laws of the State of Wisconsin.

               (f) Entire Agreement. This Lease, including all Exhibits, Riders and Addenda, constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may not be modified except by an instrument in writing executed by the parties hereto.

               (g) Binding Effect. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods as Landlord during the term of this Lease.

               (h) Severability. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

               (i) No Partnership. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of Tenant in the conduct of Tenant's business on the Premises or otherwise.

               (j) Headings, Gender, etc. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

               (k) No Right to Change Buildings Address. Landlord shall have no right to change the street address of the Fab I Building without the prior written consent of Tenant. Landlord reserves the right to change the name of the Project.

               (l) Execution by Landlord. Submission of this instrument to Tenant, or Tenant's agents or attorneys, for examination or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this Lease shall have no binding legal effect until execution hereof by both Landlord and Tenant.

               (m) Time of Essence. Time is of the essence of this Lease and each of its provisions.

               (n) Drafting Party. The parties represent that they have been represented by legal counsel in the negotiation and preparation of this Lease and that their respective attorneys have substantially participated in the drafting of this Lease. The parties agree that the rule of construction regarding ambiguities being construed against the drafting party shall not apply. Changes from any prior drafts of this Lease shall not be used in interpreting any of the provisions of this Lease.

               (o) Counterparts; Facsimile Signatures. This Lease may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one document. Facsimile signatures on this Lease shall be deemed valid and acceptable;

however, any party executing this Lease by facsimile signature shall immediately deliver not less than three (3) hard copy originals to the other party.

26.) HAZARDOUS SUBSTANCES.

               (a) Tenant covenants that Tenant, with respect to its use and operation on the Premises and within the Project during the Term, will remain in compliance with all applicable federal, state and local statutes, ordinances, regulations, rules and other laws presently in force or hereafter enacted relating to public health, safety, protection of the environment, environmental quality, contamination and clean-up of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource, Conservation and Recovery Act of 1976, as amended, and state superfund and environmental clean-up statutes and all rules and regulations presently or hereafter enacted ("environmental laws"). As used above, the term "hazardous materials" shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, asbestos, PCBs, petroleum and petroleum-based products and raw materials that are included under or regulated by any environmental laws. Tenant shall not release, generate, manufacture, store, treat, transport or dispose of any hazardous material on or about the Project or any part thereof; however, Tenant may store, transport and use such hazardous materials as historically used by Tenant in the ordinary course of the operation of its business in compliance with all applicable environmental laws. Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to the condition of the Premises or compliance with environmental laws. Tenant shall maintain all required records and file any necessary documents with the appropriate agencies relating to the use, storage or transportation of any hazardous materials on, to, from or about the Premises. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant's sole cost), and hold Landlord harmless from and against all losses, liabilities, obligations, penalties, claims, demands, judgments, costs and other damages, that are suffered or incurred by Landlord and arising from the release or other deposit during the Term of any hazardous material by Tenant, its employees, agents or contractors, on, in, under or affecting all or any portion of the Premises or the Project, or any breach of any obligation or agreement of Tenant in this paragraph. This indemnification obligation shall survive the termination of this Lease.

               (b) Except as provided in subparagraph (a) above, Landlord covenants that Landlord, with respect to its use and operation on the Project during the Term, will remain in compliance with all applicable environmental laws. Landlord shall not release, generate, manufacture, store, treat, transport or dispose of any hazardous material on or about the Project or any part thereof; however, Landlord may store, transport and use such hazardous materials used by Landlord in the ordinary course of the operation of its business in compliance with all applicable environmental laws. Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant and at Landlord's sole cost), and hold Tenant harmless from and against all losses, liabilities, obligations, penalties, claims, demands, judgments, costs and other damages, that are suffered or incurred by Tenant and caused by the release or other deposit of any hazardous material by Landlord, its employees, agents (not including Tenant under the

Management Services Agreement) or contractors, on, in, under or affecting all or any portion of the Project. This indemnification obligation shall survive the termination of this Lease.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                      LANDLORD:

                                      UNION SEMICONDUCTOR TECHNOLOGY CORPORATION


                                      By: /s/ JAMES LAI                  6-29-00
                                         ---------------------------------------
                                            Its: PRESIDENT
                                                --------------------------------


                                      TENANT:

                                      CRAY, INC.


                                      By: /s/ DAVID E. FRASCH            6/30/00
                                         ---------------------------------------
                                            Its: CHIEF TECH. COUNSEL
                                                --------------------------------

Exhibits
A)      Project Plan
B)      Premises Plan
C)      Rules and Regulations
D)      Parking Areas

                                    EXHIBIT A

                                  PROJECT PLAN



                                    [GRAPHIC]

                                    EXHIBIT B

                                  PREMISES PLAN



                                    [GRAPHIC]

                                    EXHIBIT C

                               RULES & REGULATIONS

        Landlord and Tenant each agrees, for itself, its employees, agents, contractors, invitees and guests, to comply with the following rules and regulations with such reasonable modifications thereof and additions thereto as Landlord and Tenant may agree in writing to make from time to time for the Project. For purposes of these Rules and Regulations, the term "Occupant" shall mean Landlord, Tenant or any other tenant of the Project.

        1. The Project sidewalks and the Fab I Building entries, passages, courtyard, corridors, stairways and elevators shall not be obstructed by any Occupant or its employees, agents, contractors, invitees and guests, or used by them for purposes other than ingress and egress to and from their respective premises.

        2. Except as expressly provided in the Lease, no sign, advertisement or notice shall be inscribed, painted or affixed by any Tenant on any part of the inside or outside of any Building.

        3. Subject to limitations described in the Lease, each Occupant shall have the nonexclusive use in common with other tenants, their guests and invitees, of the automobile parking areas, driveways and footways. Landlord shall have the right to install parking, directional and other signs. Landlord and Tenant shall not be liable to the other if any vehicle of an Occupant or its employees is towed from the Project when illegally parked. Landlord and Tenant shall not be liable to the other for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles.

        4. No Occupant shall do or permit anything to be done in the Project or bring or keep anything therein which will in any way increase the rate of fire insurance on the Project, or on property kept therein, or obstruct or interfere with the rights of each other or other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon any Buildings or any part thereof, or conflict with any rules and ordinances of the local Board of Health or any governing bodies.

        5. No windows or other openings that reflect or admit light into the corridors or passageways in the Fab I Building shall be covered or obstructed by any Occupant.

        6. No Occupant shall disturb any other Occupant by the use of any musical instruments, the making of unseemly noises, or any unreasonable noise. No animals or pets of any kind will be allowed in the Fab I Building other than to assist sensory impaired persons.

        7. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Buildings, shall be borne by the person who shall occasion it.

        8. Nothing shall be thrown out the windows of the Fab I Building or down the stairways or other passages.

        9. No Occupant shall be permitted to use or to keep in the Fab I Building any kerosene, camphene, burning fluid or other illuminating materials, except to the extent necessary to operate building systems.

        10. No portion of the Fab I Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

        11. No Occupant shall make or permit any noise, vibration or odor to emanate from its respective premises which would unreasonably interfere with the quiet possession of premises by other Occupants; or do anything therein tending to create, or maintain, a nuisance; or disturb, solicit or canvass any occupant of the Fab I Building.

        12. No Occupant shall place anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly from outside its respective premises; or take or permit to be taken in or out of other entrances of the Fab I Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, shipping platform, or truck concourse. Each Occupant shall lend its full cooperation to keep such areas free from all obstruction and in a clean condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, other than waste customarily removed by employees of the Building, to be taken from its respective premises directly to the shipping platform at or about the time arranged for removal therefrom.

        13. If any provision of these Rules and Regulations conflict with the terms of the Lease, the applicable provision of the Lease will control.

                                    EXHIBIT D

                                  PARKING AREAS



                                    [GRAPHIC]